Exhibit 10.7

SECURITY AGREEMENT SUPPLEMENT

This SECURITY AGREEMENT SUPPLEMENT, dated as of December 31, 2006 (this “Supplement”), is made among (i) Virgin River Casino Corporation, a Nevada Corporation, (the “Grantor”); and (ii) Black Gaming, LLC, a Nevada limited-liability company and R. Black, Inc., a Nevada corporation (individually and collectively, jointly and severally “Additional Grantors”) in favor of The Bank of New York Trust Company, N.A., as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).  Undefined capitalized terms used in this Agreement have the meanings assigned to them in that certain Senior Secured Note Security Agreement, dated as of December 20, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Issuers, the other Grantors party thereto and the Collateral Agent.

Section 1.  Affirmation and Grant of Security.  The Grantor hereby affirms its grant to the Collateral Agent for the benefit of the Secured Parties set forth in the Security Agreement, and the Grantor and each Additional Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s and Additional Grantor’s right, title and interest in, to and under the Collateral to secure the Secured Obligations.

Section 2.  Representation and Warranties.  Each Grantor and Additional Grantor represents and warrants that the attached schedules supplement the schedules to the Security Agreement (except for schedule 3.9 to this Supplement, which restates schedule 3.9 to the Security Agreement in its entirety), and that all the attached supplemental schedules accurately and completely set forth all information required pursuant to the Security Agreement, and such Grantor or Additional Grantor hereby agrees that such supplemental schedules constitute part of schedules to the Security Agreement.

Section 3.  Additional Grantor Provisions.  Each Additional Grantor hereby:

(a)           agrees that by the execution and delivery hereof, each Additional Grantor becomes a Grantor under the Security Agreement and agrees to be bound by all of the terms thereof as if it were an original signatory thereto, and all of the property pledged hereby shall be deemed to be part of the Collateral and hereafter subject to each of the terms and conditions of the Security Agreement;

(b)           represents and warrants that, except as set forth on the schedules hereto, each of the representations and warranties set forth in the Security Agreement and applicable to such Additional Grantor is true and correct both before and after giving effect to this Supplement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date;

(c)           agrees that from time to time, at such Additional Grantor’s expense, it will promptly authenticate, execute and deliver all further agreements, instruments, certificates and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, to create or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; and

d)            agrees that any notice or other communication herein required or permitted to be given shall be given in accordance with Section 7.1 of the Security Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the applicable schedule hereto.

Section 4.  Miscellaneous.  Each Grantor and Additional Grantor agrees that neither this Supplement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Supplement) against whom enforcement of such change, waiver, discharge or termination is sought.  If any provision in or obligation hereunder will be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, will not in any way be affected or impaired thereby.  This Supplement may be executed in any number of counterparts (including via facsimile), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 5.  Governing Law.  THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

IN WITNESS WHEREOF, each Grantor and Additional Grantor has caused this Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[signature pages follow]

Virgin River Casino Corporation
as a Grantor

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: President

Black Gaming, LLC,
as an Additional Grantor

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Manager

R. Black, Inc.
as an Additional Grantor

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: President

Acknowledged and Accepted:

The Bank of New York Trust Company,
N.A.,
as Collateral Agent

By:	/s/ Sandee Parks
Name: Sandee Parks
Title: Vice President

Schedule 3.2 Organizational Matters

(supplement)

Full Legal Name	Type of Organization	Jurisdiction of Organization	Organizational ID Number	Chief Executive Offices

Black Gaming, LLC	Limited-liability company	Nevada	E0586222006-3	10777 West Twain, Third Floor Las Vegas, Nevada 89135

R. Black, Inc.	Corporation	Nevada	C3319-1997	10777 West Twain, Suite 333 Las Vegas, Nevada 89135

Schedule 3.5 UCC Filing Offices

(supplement)

Grantor	Jurisdictions

Black Gaming, LLC	Nevada Secretary of State Clark County, Nevada

R. Black, Inc.	Nevada Secretary of State Clark County, Nevada

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Schedule 3.9 Investment Property

Pledged Capital Stock:

Name of Pledged Company	Name of Pledgor	Number of Share/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.
B & B B, Inc.	Black Gaming, LLC	16.75 shares	Common Stock	100%	II-03
Virgin River Casino Corporation	Black Gaming, LLC	100 shares	Common Stock	100%	16
R. Black, Inc.	Virgin River Casino Corporation	100	Common Stock	100%	3
RBG, LLC	R. Black, Inc.	N/A	Membership Interests	5.47%	21
RBG, LLC	Virgin River Casino Corporation	N/A	Membership Interests	94.53%	22
CasaBlanca Resorts, LLC	RBG, LLC	N/A	Membership Interests	100%	1
Oasis Recreational Properties, Inc.	CasaBlanca Resorts, LLC	100 shares	Common Stock	100%	1
Oasis Interval Ownership, LLC	CasaBlanca Resorts, LLC	N/A	Membership Interests	100%	—
Oasis Interval Management, LLC	CasaBlanca Resorts, LLC	N/A	Membership Interests	100%	—

Pledged Debt:

None.

Securities Accounts:

None.

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Schedule 7.1 Addresses for Notices; Contact Information

(supplement)

Grantor	Contact Information	Resident Agent
Black Gaming, LLC	10777 West Twain, Third Floor Las Vegas, Nevada 89135 ATTN: Manager	Black, LoBello & Pitegoff Attn: Tisha Black 6885 West Charleston Las Vegas, NV 89117

R. Black, Inc.	10777 West Twain, Suite 333 Las Vegas, Nevada 89135 ATTN: President	Black, LoBello & Pitegoff Attn: Tisha Black 6885 West Charleston Las Vegas, NV 89117

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